[SPECIMEN]


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                  PRINCIPAL AMOUNT:
No.

CUSIP:

                                 GLOBAL SECURITY

                       AMERICAN GENERAL FINANCE CORPORATION
                            MEDIUM-TERM NOTE, SERIES I
            PROTECTED AVERAGE RETURN NOTE LINKED TO THE S&P 500(R) INDEX

ORIGINAL ISSUE DATE:

STATED MATURITY:                       , unless extended in accordance with
the terms hereof

AUTHORIZED DENOMINATIONS:  U.S.$1,000

INITIAL INDEX REFERENCE LEVEL:                 , which is equal to the value of
the S&P 500(R) Index (the "Index") at the close of the market on         , 20

INDEX OBSERVATION DATES (subject to adjustment as discussed herein):


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        AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the
"Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the Stated Maturity specified above, the principal amount specified above plus a Supplemental Redemption Amount, as defined below, per $1,000 principal amount hereof if the Average Protected Index Return, as defined below, is positive. The "Maturity Payment Amount" refers to the sum of the principal amount and any Supplemental Redemption Amount payable on this Note on the Stated Maturity.

        Payment of the principal hereof and any Supplemental Redemption Amount will be made by wire transfer of such money of the United States of America as at the time of payment shall be legal tender for payment of public and private debts to an account specified by the Person in whose name this Note (or one or more Predecessor Securities) is registered (the "Holder") for such purpose.

        The "Average Protected Index Return" will be determined by Deutsche Bank AG London, the calculation agent (the "Calculation Agent") and will equal the arithmetic average of the Protected Index Closing Values, as defined below (the "Average Protected Index Closing Value"), on each of the Index Observation Dates specified above during the life of the notes divided by the Initial Index Reference Level specified above, minus one.

	The "Protected Index Closing Value" for each Index Observation Date will be determined by the Calculation Agent and will equal the greater of (i) the level of the Index at the close of the market on such Index Observation Date and (ii) the highest level of the Index at the close of the market on any previous Index Observation Date; provided that on the first Index Observation Date the Protected Index Closing Value will equal the level of the Index at the close of the market on such Index Observation Date regardless of whether the level of the Index on such date is higher or lower than the Initial Index Reference Level.

        If the Average Protected Index Closing Value is greater than the Initial Index Reference Level, the Supplemental Redemption Amount per $1,000 principal amount hereof will be calculated as follows:

Supplemental Redemption Amount = $1,000  x  Average Protected Index Return

                                   where

Average Protected Index Return  = (Average Protected Index Closing Value/
                                      Initial Index Reference Level    ) - 1

  	If any Index Observation Date occurs on (i) a day that is not a Scheduled Trading Day, as defined below, or (ii) a Disrupted Day, as defined below, then such Index Observation Date shall be the next succeeding Scheduled Trading Day that is not a Disrupted Day. If any Index Observation Date is delayed for eight Scheduled Trading Days due to the days being Disrupted Days, then such eighth Scheduled Trading Day will be such Index Observation Date, and the Calculation Agent shall, in its sole discretion, make a good faith effort to determine the level of the Index that would have prevailed in the absence of a Market Disruption Event, as defined below. If the final Index Observation Date is postponed, then the Stated Maturity will be postponed an equal number of Scheduled Trading Days.

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        A "Scheduled Trading Day" means any day on which each Exchange and
Related Exchange is scheduled to be open for its respective regular trading sessions.

        An "Exchange" means the primary organized exchange or quotation system for trading any securities included in the Index and any successor to any such exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the securities underlying the Index on such substitute exchange or quotation system as on the original exchange).

        A "Related Exchange" means each exchange or quotation system on which futures or options contracts relating to the Index are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to the Index has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the Index on such temporary substitute exchange or quotation system as on the original related exchange).

        A "Disrupted Day" means any Scheduled Trading Day on which a relevant Exchange or Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred.

        If any payment is due hereunder on a day that is not a Business Day (as defined below), principal and any Supplemental Redemption Amount will be paid on the next succeeding Business Day with the same force and effect as if made on such original due date, and no interest shall accrue with respect to such payment for the period from and after such original due date.

        For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and London.

        All calculations hereunder shall be made by the Calculation Agent.
All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and any Holder or beneficial owner of this Note. All calculations with respect to the Average Protected Index Closing Value and the Average
Protected Index Return shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g. .876545 would be rounded to ..87655) and all dollar amounts paid on each $1,000 principal amount of this Note shall be rounded to the nearest cent, with one-half cent rounded upward. The Company may at any time change the Calculation Agent without notice to any Holder or beneficial owner of this Note.

        If Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("Standard and Poor's"), discontinues publication of the Index and Standard & Poor's or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a "Successor Index"), then, upon the Calculation Agent's notification of any determination to the Trustee, as defined below, and the Company, the Calculation Agent will substitute the Successor Index as calculated by Standard & Poor's or any other entity for the Index and calculate the Maturity Payment Amount as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders.

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        In the event that Standard & Poor's discontinues publication of the
Index and the Calculation Agent does not select a Successor Index or the Successor Index is no longer published on any of the relevant Scheduled Trading Days, the Calculation Agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the level of the Index before any discontinuation but using only those securities that comprised the Index prior to such discontinuation. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the Index as described below, the Successor Index or level will be used as a substitute for the Index for all purposes going forward, including for purposes of determining whether a Market Disruption Event exists, even if Standard & Poor's elects to begin republishing the Index, unless the Calculation Agent in its sole discretion decides to use the republished Index.

        If Standard & Poor's discontinues publication of the Index before the Stated Maturity and the Calculation Agent determines that no Successor Index is available at that time, then on each Scheduled Trading Day until the earlier to occur of the determination of the Maturity Payment Amount or a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the level that would be used in computing the Maturity Payment Amount as described in the preceding paragraph as if that day were a Scheduled Trading Day. The Calculation Agent will cause notice of each level to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these levels to be made available by telephone.

        If at any time the method of calculating the level of the Index or the level of the Successor Index changes in any material respect, or if the Index or Successor Index is in any other way modified so that the Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, with respect to each date that the closing level of the Index is to be calculated, make any adjustments as soon as practicable after such date as in the good faith judgment of the Calculation Agent may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level with reference to the Index or such successor index, as so adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified and has a diluting or concentrative effect on the level of such index, e.g., due to a split, then the Calculation Agent shall adjust such index in order to arrive at a level of such index as if it had not been modified, e.g., as if a split had not occurred.

        Neither the Calculation Agent nor the Company will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Index or any Successor Index or as to modifications, adjustments or calculations by Standard & Poor's or any Successor Index sponsor in order to arrive at the level of the Index or any Successor Index.

        A "Market Disruption Event", as determined by the Calculation Agent in its sole discretion, means a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session or the occurrence or existence of any of the following events: a Trading Disruption, as defined below, if the Calculation Agent determines it is material, at any time during the one hour period that ends at the close of trading for the applicable Exchange; an Exchange Disruption, as defined below, if the Calculation Agent determines it is material, at any time during the one hour period that ends at the close of trading for the applicable Exchange; or an Early Closure, as defined below.

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        For the purposes of determining whether a Market Disruption Event exists at any time, if a Market Disruption Event occurs in respect of a security included in the Index at any time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of (i) the portion of the level of the Index attributable to that security and (ii) the overall level of the Index, in each case immediately before the occurrence of such Market Disruption Event.

        A "Trading Disruption" means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise, (i) relating to securities that comprise 20 percent or more of the level of the Index or (ii) in options contracts or futures contracts relating to the Index on any relevant Related Exchange.

        An "Exchange Disruption" means any event (other than a scheduled early closure) that disrupts or impairs (as determined by the Calculation Agent in its sole discretion) the ability of market participants in general to (i) effect transactions in or obtain market values on any relevant Exchange or Related Exchange in securities that comprise 20 percent or more of the level of the Index or (ii) effect transactions in options contracts or futures contracts relating to the Index on any relevant Related Exchange.

        An "Early Closure" means the closure on any Exchange Business Day of any relevant Exchange relating to securities that comprise 20 percent or more of the level of the Index or any Related Exchange prior to its normally scheduled closing time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the relevant Exchange system for execution at the close of trading on such Exchange Business Day.

        An "Exchange Business Day" means any Scheduled Trading Day on which each Exchange and Related Exchange is open for business during its regular trading session, notwithstanding any such Exchange or Related Exchange closing prior to its scheduled weekday closing time, without regard to after hours or other trading outside its regular trading session hours.

        This Medium-Term Note, Series I (collectively, the "Notes") is one of a duly authorized issue of debt securities (hereinafter called the " Securities") of the Company issued and to be issued under an Indenture dated as of May 1, 1999 (herein called the "Indenture") between the Company and Citibank, N.A., as Trustee (herein, the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificates setting forth the terms of this series of Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption or repayment provisions and may otherwise vary, all as provided in the Indenture and in such Officers' Certificates.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may become due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

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        In case an Event of Default has occurred and is continuing, the amount payable upon any acceleration with respect to the principal amount of this Note will be equal to the Maturity Payment Amount, calculated as though the date of early repayment were the Stated Maturity. If one or more Index Observation Dates have already occurred, the Protected Index Closing Value with respect to each such Index Observation Date shall be considered in determining the Maturity Payment Amount. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of this Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount hereof plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the Stated Maturity.

        In case of default in payment of this Note, whether at Stated Maturity or upon acceleration, this Note will not bear a default interest rate.

        Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and Supplemental Redemption Amount, if any, on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

        This Note may not be redeemed at the option of the Company prior to the Stated Maturity. This Note will not be repayable at the option of the Holder hereof prior to the Stated Maturity.

        This Note is not subject to any sinking fund.

        As provided in the Indenture, and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 (except that global notes may be in denominations of $1,000 and integral multiples thereof). As provided in the Indenture and subject to certain limitations therein or herein set forth, this Note is

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exchangeable for a like aggregate principal amount of Notes having the same terms as this Note, of different authorized denominations, as requested by the Holder surrendering the same. If (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (iii) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in the authorized denomination. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

        No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company and each Holder by acceptance hereof hereby agree to treat this Note for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the Notes.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

        This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        Unless the certificate of authentication hereon has been executed by or on behalf of Citibank, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                     	AMERICAN GENERAL FINANCE
                                     		CORPORATION
[Seal]
                                        By:
                                             Bryan A. Binyon
                                             Vice President and Treasurer

                                        By:
                                             David M. McManigal
                                             Assistant Treasurer
     Date:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


CITIBANK, N.A.
as Trustee




By:
	Authorized Signatory

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                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE







(Please Print or Typewrite Name, Address and Telephone Number of the Assignee)




the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                 attorney to transfer said Note on
the books of the Company, with full power of substitution in the premises.

Dated:

                                      NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.


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